Exhibit 10.1

AMENDMENT TO THE MOTUS GI HOLDINGS, INC.
2016 EQUITY INCENTIVE PLAN

Dated: February 6, 2020

WHEREAS, the Board of Directors of Motus GI Holdings, Inc. (the “Company”) heretofore established the Motus GI Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the maximum number of shares of common stock of the Corporation available for grants of “Incentive Stock Options” (as defined under the Plan) thereunder from 2,000,000 to 5,656,324 (which is the current maximum number of shares of common stock available under the Plan, excluding shares of common stock that have previously been issued pursuant to the Plan or that are the subject of outstanding awards under the Plan), and to provide for such number to increase on each January 1 thereafter commensurate with any increase in the total number of shares of Common Stock authorized to be issued under the Plan, provided that the number of shares of common stock of the Corporation available for issuance in respect of Incentive Stock Options shall not exceed 10,000,000; and

WHEREAS, Section 18.3 of the Plan authorizes the Board of Directors to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date of such approval, the Plan is hereby amended as follows:

Section 4.1(d) is hereby added to the Plan, to read as follows:

“(d)       Notwithstanding anything contained in the Plan to the contrary, subject to stockholder approval, the number of shares of Common Stock available for issuance in respect of Incentive Stock Options is 5,656,324 (the “ISO Limit”); provided, however, that on each January 1 thereafter until the Expiration Date, the ISO Limit shall be increased by a number of shares of Common Stock equal to any increase in the total number of shares of Common Stock authorized to be issued under the Plan pursuant to Section 4.1(b) hereof, provided, further, that in no event shall the ISO Limit exceed 10,000,000 shares of Common Stock.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company, subject to stockholder approval, on the date set forth above.

MOTUS GI HOLDINGS, INC.

By: /s/ Timothy P. Moran______

Name: Timothy P. Moran

Title:   Chief Executive Officer